Exhibit 99.1

Company contact:
Peter Sands

W. P. Carey Inc.

212-492-8989

psands@wpcarey.com

Press contact:

Guy Lawrence

Ross & Lawrence

212-308-3333

gblawrence@rosslawpr.com

W. P. Carey Inc. Announces Closing of Public Offering of 4,600,000 Shares of Common Stock

New York, NY — September 30, 2014 — W. P. Carey Inc. (NYSE: WPC) announced today that it successfully completed its previously announced public offering of 4,600,000 shares of common stock, which includes full exercise of the underwriters’ option to purchase an additional 600,000 shares of common stock.

Total net proceeds from the offering, after underwriting discounts and offering expenses, were approximately $282 million.  W. P. Carey Inc. intends to use the net proceeds from the offering to repay certain indebtedness, including amounts outstanding under its senior unsecured credit facility, to fund potential future acquisitions and for general corporate purposes.

BofA Merrill Lynch, Citigroup, Wells Fargo Securities, Barclays and J.P. Morgan acted as joint book-running managers for the offering.  Baird, BMO Capital Markets, Capital One Securities, Evercore, Ladenburg Thalmann and Piper Jaffray acted as co-managers for the offering.

A registration statement relating to these securities has become effective under the Securities Act of 1933, as amended (the “Securities Act”).  The offering was made by means of a prospectus supplement and prospectus, copies of which may be obtained for free by visiting EDGAR on the Securities and Exchange Commission (the “SEC”) website at www.sec.gov or by contacting any underwriter or dealer participating in the offering: BofA Merrill Lynch, Attn: Prospectus Department, 222 Broadway, New York, NY 10038, or by emailing dg.prospectus_requests@baml.com; Citigroup, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, or by calling 1-800-831-9146; Wells Fargo Securities, Attn: Equity Syndicate Department, 375 Park Avenue, New York, NY 10152, or by emailing cmclientsupport@wellsfargo.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities, in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Forward-Looking Statements

Certain of the matters discussed in this press release constitute forward-looking statements within the meaning of the Securities Act and the Securities Exchange Act of 1934, as amended, both as amended by the Private Securities Litigation Reform Act of 1995.  The forward-looking statements include, among other things, statements regarding the intent, belief or expectations of W. P. Carey Inc. and can be identified by the use of words such as “may,” “will,” “should,” “would,” “assume,” “outlook,” “seek,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “forecast” and other comparable terms.  These forward-looking statements represent W. P. Carey Inc.’s expectations and beliefs concerning future events, and no assurance can be given that the future results described in this press release will be achieved.  There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements.  Other unknown or unpredictable factors could also have material adverse effects on future results, performance or achievements of the company.  The factors and assumptions upon which any forward-looking statements herein are based are subject to risks and uncertainties which include, among others, risks associated with the offering, including whether such offering will be successful and on what terms it may be completed, the risk factors set forth in W. P. Carey Inc.’s most recent Annual Report on Form 10-K and in subsequent reports filed with the SEC, and other factors over which it has little or no control.  In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this communication may not occur.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this communication, unless noted otherwise.  Except as required under the federal securities laws and the rules and regulations of the SEC, W. P. Carey Inc. does not undertake any obligation to release publicly any revisions to the forward-looking statements to reflect events or circumstances after the date of this communication or to reflect the occurrence of unanticipated events.

W. P. Carey Inc.

W. P. Carey Inc. is a self-managed real estate investment trust and a leading global owner and manager of commercial properties, primarily net leased to companies on a long-term basis.  Through its investment management business, the company also manages a series of non-traded real estate investment trusts.